SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	May 10, 2004
(Date of earliest event reported)	May 10, 2004

Landmark Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-20878	43-1930755
(Commission File Number)	(I.R.S. Employer Identification Number)

800 Poyntz Avenue, Manhattan, Kansas	66502
(Address of principal executive offices)	(Zip Code)

(785) 565-2000
(Registrant’s telephone number, including area code)

Item 2.   Acquisition or Disposition of Assets

On November 13, 2003, Landmark Bancorp, Inc. (“Landmark” or “Company”) and First Kansas Financial Corporation (“First Kansas”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated November 13, 2003, between Landmark, First Kansas, and Landmark’s wholly owned subsidiary, Landmark Acquisition Corporation.

On April 1, 2004, Landmark acquired First Kansas in accordance with the Merger Agreement and First Kansas became a wholly owned subsidiary of Landmark (the “Merger”).

The consideration for the Merger was $19.00 per issued and outstanding share of First Kansas common stock, for a total aggregate consideration to First Kansas shareholders of $17.1 million.  The sources of the consideration were general corporate funds, approximately $8.0 million in proceeds from the issuance of the Company’s junior subordinated debentures (Trust Preferred Securities) and approximately $7.0 million from a third-party lender.  The Merger was accounted for as a purchase transaction.  First Kansas incurred merger related expenses, consisting primarily of change in control payments, severance, professional fees and other restructuring charges, of $2.6 million during the quarter ended March 31, 2004.

On April 1, 2004, Landmark filed a Form 8-K disclosing the completion of the Merger.  This current report on Form 8-K/A amends the Form 8-K of April 1, 2004, to provide under Item 7 the financial statements of First Kansas and pro forma financial information required to be included in this report.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)           Financial Statements of Business Acquired.

(i)            The audited consolidated financial statements of First Kansas Financial Corporation for the year ended December 31, 2003 contained in its Form 10-KSB filed with the Securities and Exchange Commission on March 29, 2004 are incorporated by reference thereto.

(ii)           The unaudited consolidated financial statements of First Kansas Financial Corporation for the quarters ended March 31, 2004 and March 31, 2003 are included on pages 2 and 3.

(b)           Pro Forma Financial Information.

Pro forma financial information for the year ended December 31, 2003 and the three-month period ended March 31, 2004 begins on page 4.

First Kansas Financial Corporation and Subsidiary

Consolidated Balance Sheets (unaudited)

(in thousands)

	March 31, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$8,028	12,915
Investment securities:
Available-for-sale, at fair value	54,274	51,436
Held-to-maturity, at cost	8,249	9,376
Loans receivable, net	73,213	72,605
Premises and equipment, net	1,697	1,854
Other assets	4,237	3,194
Total assets	$149,698	151,380

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$83,758	83,524
Federal Home Loan Bank advances	50,000	50,000
Other liabilities	1,709	1,408
Total liabilities	135,467	134,932

Stockholders’ Equity
Preferred stock, $0.10 par value, 2,000,000 shares authorized; none issued	—	—
Common stock, $0.10 par value, 8,000,000 shares authorized; 1,553,938 issued	155	155
Paid in capital	13,623	15,056
Retained earnings	8,796	9,849
Accumulated other comprehensive income	317	98
Unearned employee benefits	(627)	(677)
Treasury stock, at cost (645,693 shares of common stock)	(8,033)	(8,033)

Total stockholders’ equity	14,231	16,448

Total liabilities and stockholders’ equity	$149,698	151,380

First Kansas Financial Corporation and Subsidiary

Consolidated Statements of Earnings (unaudited)

(in thousands, except per share amounts)

	For the three months ended
	March 31, 2004	March 31, 2003

Interest income
Loans and fees on loans	$1,003	953
Investment securities	623	787
Other	—	21
Total interest income	1,626	1,761

Interest expense
Deposits	315	460
Federal Home Loan Bank advances and other borrowings	679	672
Total interest expense	994	1,132
Net interest income	632	629

Provision for loan losses	71	—
Net interest income after provision for loan losses	561	629

Non-interest income
Fees and service charges	269	263
Investment securities gain	—	55
Gain on sales of loans, net	—	—
Other	55	52
Total non-interest income	324	370

Non-interest expense
Merger related expenses	2,574	—
Compensation and benefits	444	478
Occupancy and equipment	126	129
Data processing	59	58
Other	249	231
Total non-interest expense	3,452	896
Earnings (loss) before income taxes	(2,567)	103

Income taxes	(772)	28
Net earnings (loss)	$(1,795)	75

Net earnings (loss) per share - basic and diluted	$(2.12)	0.08

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2004 is based on the unaudited historical consolidated balance sheet of Landmark and First Kansas as of that date assuming that the Merger consummated on April 1, 2004 had occurred on March 31, 2004.

The following unaudited pro forma condensed consolidated statements of earnings for the three months ended March 31, 2004 and the year ended December 31, 2003 reflect the combination of Landmark and First Kansas as if the purchase had occurred at the beginning of the respective periods.  The unaudited condensed consolidated statements of earnings give effect to the purchase accounting adjustments recognized in the transaction.

These pro forma financial statements should be read in conjunction with the historical consolidated financial statements and related notes in Landmark’s December 31, 2003 Form 10-K and in First Kansas’ December 31, 2003 Form 10-KSB.

Goodwill and other intangibles recognized with respect to the merger were approximately $6.7 million.  Other intangibles will be amortized from the acquisition date on an accelerated method using a 10-year amortization period.  In the opinion of Landmark’s management, the estimates used in the preparation of these financial statements are reasonable under the circumstances.

The combined company expects to achieve annualized benefits from the Merger including operating cost savings and revenue enhancements totaling approximately $700,000.  These pro forma financial statements do not reflect any potential cost savings and revenue enhancements that are expected to result from the combination of operations of Landmark and First Kansas and, accordingly, may not be indicative of the results of future operations.  No assurance can be given with respect to the ultimate level of cost savings and revenue enhancements to be realized.  As a result, these pro forma financial statements are not necessarily indicative of either the results of operations or financial condition that would have been achieved had the Merger in fact occurred on the dates indicated, nor do they purport to be indicative of results of operations or financial condition that may be achieved in the future by the combined company.

Landmark Bancorp, Inc.

Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(in thousands)

	As of March 31, 2004
	Landmark Historical	First Kansas Historical	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Cash and cash equivalents	$5,044	8,028	(9,974	)(A)	3,098
Investment securities:
Available-for-sale, at fair value	100,606	54,274	8,546	(B)	163,426
Held-to-maturity, at cost	—	8,249	(8,249	)(B)	—
Loans receivable, net	212,731	73,213	936	(C)	286,880
Premises and equipment, net	3,667	1,697	—		5,364
Goodwill	1,971	—	5,952	(D)	7,923
Other intangibles, net	938	—	710	(D)	1,648
Other assets	5,630	4,237	1,654	(E)	11,521
Total assets	$330,587	149,698	(425)		479,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$251,368	83,758	429	(F)	335,555
Federal Home Loan Bank advances and other borrowings	31,546	50,000	6,377	(G)	94,923
			7,000	(A)
Other liabilities	4,546	1,709			6,255
Total liabilities	287,460	135,467	13,806		436,733

Stockholders’ equity	43,127	14,231	(14,231	)(H)	43,127

Total liabilities and stockholders’ equity	$330,587	149,698	(425)		479,860

See accompanying notes to the proforma condensed consolidated balance sheet.

NOTES TO PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

Adjustments made in the preparation of the unaudited pro forma condensed consolidated balance sheets are as follows:

A.            Adjustment to record the payment of the purchase price of $17.1 million, net of proceeds received from a reduction in cash and cash equivalents available primarily from the issuance of $8.0 million in trust preferred subordinated indebtedness in late December 2003 and additional borrowings of $7.0 million from a third-party lender.

B.            Adjustment to record acquired held-to-maturity investment securities at estimated fair value and reclassify the investment securities previously classified as held-to-maturity to available-for-sale.

C.            Adjustment to record acquired loans at estimated fair value.

D.            Adjustment to record goodwill and other intangibles.

E.             Adjustment to record the increase in the net deferred tax assets.

F.             Adjustment to record certificates of deposit at estimated fair value.

G.            Adjustment to record borrowings at estimated fair value.

H.            Adjustment to eliminate shareholders’ equity of First Kansas Financial Corporation.

Landmark Bancorp, Inc.

Pro Forma Condensed Consolidated Statements of Earnings (unaudited)

(in thousands, except per share amounts)

	For the three months ended March 31, 2004
	Landmark Historical	First Kansas Historical	Pro Forma Adjustments		Pro Forma Consolidated

Interest income
Loans and fees on loans	$3,228	1,003	(47	)(A)	4,184
Investment securities	811	623	(74	)(A)	1,360
Other	8	—	—		8
Total interest income	4,047	1,626	(121)		5,552

Interest expense
Deposits	933	315	(143	)(A)	1,105
Federal Home Loan Bank advances and other borrowings	349	679	(122	)(A)	906
Total interest expense	1,282	994	(265)		2,011
Net interest income	2,765	632	144		3,541

Provision for loan losses	60	71	—		131
Net interest income after provision for loan losses	2,705	561	144		3,410

Non-interest income
Fees and service charges	533	269	—		802
Investment securities gain	235	—	—		235
Gain on sales of loans, net	97	—	—		97
Other	82	55	—		137
Total non-interest income	947	324	—		1,271

Non-interest expense
Merger related expenses	—	2,574	(2,574	)(B)	—
Compensation and benefits	1,218	444	—		1,662
Occupancy and equipment	319	126	—		445
Amortization	75	—	32	(D)	107
Professional fees	79	53	—		132
Data processing	79	59	—		138
Other	488	196	—		684
Total non-interest expense	2,258	3,452	(2,542)		3,168
Earnings (loss) before income taxes	1,394	(2,567)	2,686		1,513

Income taxes	446	(772)	813	(E)	487
Net earnings (loss)	$948	(1,795)	1,873		1,026

Per share data:
Basic earnings (loss) per share	$0.45	(2.12)			0.49
Weighted average shares of common stock outstanding	2,090,676	847,075			2,090,676

Diluted earnings (loss) per share	$0.45	(2.12)			0.49
Weighted average shares of common stock and dilutive potential common shares outstanding	2,108,821	895,683			2,108,821

See accompanying notes to the proforma condensed consolidated statements of earnings.

	For the year ended December 31, 2003
	Landmark Historical	First Kansas Historical	Pro Forma Adjustments		Pro Forma Consolidated

Interest income
Loans and fees on loans	$14,303	3,876	(187	)(A)	17,992
Investment securities	2,916	2,749	(287	)(A)	5,378
Other	57	74	—		131
Total interest income	17,276	6,699	(474)		23,501

Interest expense
Deposits	4,446	1,581	(429	)(A)	5,598
Federal Home Loan Bank advances and other borrowings	1,209	2,724	(484	)(A)	3,449
Total interest expense	5,655	4,305	(913)		9,047
Net interest income	11,621	2,394	439		14,454

Provision for loan losses	240	—	—		240
Net interest income after provision for loan losses	11,381	2,394	439		14,214

Non-interest income
Fees and service charges	2,500	1,168	—		3,668
Investment securities gain	1,588	55	—		1,643
Gain on sales of loans, net	551	—	—		551
Other	335	234	—		569
Total non-interest income	4,974	1,457	—		6,431

Non-interest expense
Merger related expenses	—	131	(131	)(B)	—
Compensation and benefits	4,835	2,212	(307	)(C)	6,740
Occupancy and equipment	1,250	501	—		1,751
Amortization	426	—	129	(D)	555
Professional fees	343	190	—		533
Data processing	311	152	—		463
Other	2,063	769	—		2,832
Total non-interest expense	9,228	3,955	(309)		12,874
Earnings (loss) before income taxes	7,127	(104)	748		7,771

Income taxes	2,275	(68)	284	(E)	2,491
Net earnings (loss)	$4,852	(36)	464		5,280

Per share data:
Basic earnings (loss) per share	$2.31	(0.04)			2.51
Weighted average shares of common stock outstanding	2,102,922	847,075			2,102,922

Diluted earnings (loss) per share	$2.28	(0.04)			2.48
Weighted average shares of common stock and dilutive potential common shares outstanding	2,132,063	895,683			2,132,063

See accompanying notes to the proforma condensed consolidated statements of earnings.

NOTES TO PRO FORMA

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

Adjustments made in the preparation of the unaudited pro forma condensed consolidated statements of earnings are as follows:

A.            Adjustment to reflect (i) the increase in interest expense on new borrowings used to fund the acquisition and (ii) the amortization of purchase accounting adjustments based on the average lives of the corresponding assets and liabilities as yield adjustments.  The expected average lives are as follows:  investment securities – 39 months; loans receivable, net – 60 months; deposits – 9 months; and Federal Home Loan Bank advances – 68 months.

B.            Adjustment to reflect the elimination of the non-recurring transaction costs incurred by First Kansas related to severance, change in control payments, professional fees and other restructuring charges incurred in connection with the acquisition.

C.            Adjustment to reflect the elimination of a non-recurring expense incurred as a result of First Kansas terminating their defined benefit plan effective October 1, 2003.

D.            Adjustment to reflect the amortization of the core deposit intangible recognized in the acquisition over the estimated period of benefit on an accelerated method.

E.             Net income tax expense on pro forma adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK BANCORP, INC.

Dated: May 10, 2004	By:	/s/ Mark A. Herpich
Mark A. Herpich
Vice President, Secretary, Treasurer and Chief Financial Officer